May 2023

Amendment No. 1 dated May 15, 2023 relating to

Preliminary Pricing Supplement No. 9,065
Registration Statement No. 333-250103; 333-250103-01
Dated May 8, 2023
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Fixed Income Buffered Securities due May 22, 2025

Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index® and the Russell 2000® Index

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying prospectus supplement, index supplement and prospectus, as supplemented or modified by this document. The securities provide a minimum payment at maturity of only 15% of the stated principal amount. The securities will pay a fixed quarterly coupon (including at maturity) at the rate specified below. At maturity, if the final index value of each of the NASDAQ-100 Index® and the Russell 2000® Index, which we refer to as the underlying indices, is greater than or equal to 85% of its respective initial index value, meaning that neither of the underlying indices has declined by an amount greater than the buffer amount of 15%, investors will receive the stated principal amount of the securities. However, if the final index value of either of the underlying indices is less than 85% of its initial index value, meaning that either of the underlying indices has declined by an amount greater than the buffer amount of 15%, investors will lose 1% of the principal amount for every 1% decline in the final index value of the worst performing underlying index from its initial index value beyond the buffer amount of 15%. Under these circumstances, the payment at maturity will be less, and possibly significantly less, than the stated principal amount of the securities, subject to the minimum payment at maturity of 15% of the stated principal amount. Accordingly, investors in the securities may lose up to 85% of the stated principal amount of the securities. Because payments on the securities are based on the worst performing of the underlying indices, a decline beyond the buffer amount of either of the underlying indices will result in a loss of your investment, even if the other underlying index has appreciated or has not declined as much. Investors will not participate in any appreciation of the underlying indices. The securities are for investors who are willing to risk their principal based on the performance of the worst performing underlying index, and who are willing to forgo the opportunity to participate in any appreciation of the underlying indices in exchange for the limited protection against loss and the opportunity to earn interest. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying indices:	NASDAQ-100 Index® (the “NDX Index”) and Russell 2000® Index (the “RTY Index”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	May 19, 2023
Original issue date:	May 24, 2023 (3 business days after the pricing date)
Determination date:	May 19, 2025, subject to adjustment for non-index business days and certain market disruption events
Maturity date:	May 22, 2025
Quarterly coupon:	A fixed quarterly coupon at an annual rate of at least 7.90% (corresponding to approximately $19.75 per quarter per security, to be determined on the pricing date) is paid on each coupon payment date.
Coupon payment dates:

Quarterly, on August 24, 2023, November 24, 2023, February 23, 2024, May 23, 2024, August 22, 2024, November 22, 2024 and February 24, 2025; provided that if any such day is not a business day, that quarterly coupon will be paid on the next succeeding business day, and no adjustment will be made to any quarterly coupon payment made on that succeeding business day. The quarterly coupon for May 2025 will be paid on the maturity date.

Buffer amount:

15%. As a result of the buffer amount of 15%, the value at or above which each of the underlying indices must close on the determination date so that you are not exposed to the negative performance of the worst performing underlying index at maturity is:

With respect to the NDX Index: , which is 85% of its initial index value

With respect to the RTY Index: , which is 85% of its initial index value

Minimum payment at maturity:	$150 per security (15% of the stated principal amount)
Payment at maturity:

At maturity, in addition to the final quarterly coupon payment, investors will receive a payment at maturity determined as follows:

If the final index value of each of the underlying indices is greater than or equal to 85% of its respective initial index value, meaning that the final index value of neither of the underlying indices has decreased by an amount greater than the buffer amount of 15% from its respective initial index value:

the stated principal amount of $1,000 per security

If the final index value of either of the underlying indices is less than 85% of its respective initial index value, meaning that the final index value of either of the underlying indices has decreased by an amount greater than the buffer amount of 15% from its respective initial index value:

$1,000 + [$1,000 × (underlying index percent change of the worst performing underlying index + 15%)]

Under these circumstances, the payment at maturity will be less, and possibly significantly less, than the stated principal amount of the securities. However, under no circumstances will the securities pay less than the minimum payment at maturity of $150 per security.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $987.10 per security, or within $25.00 of that estimate. See “Investment Overview” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$	$
Total	$	$	$

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(3)See “Use of proceeds and hedging” on page 26.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2020 Index Supplement dated November 16, 2020 Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 22, 2025
Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index® and the Russell 2000® Index
Principal at Risk Securities

Terms continued from previous page:
Initial index value:

With respect to the NDX Index: , which is the index closing value for such underlying index on the pricing date

With respect to the RTY Index: , which is the index closing value for such underlying index on the pricing date

Final index value:	With respect to each underlying index, the index closing value of such index on the determination date
Worst performing underlying:	The underlying with the larger percentage decrease from the respective initial index value to the respective final index value
Underlying index percent change:	With respect to each underlying index, (final index value – initial index value) / initial index value
CUSIP / ISIN:	61774XL92 / US61774XL922
Listing:	The securities will not be listed on any securities exchange.

May 2023  Page 2

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 22, 2025
Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index® and the Russell 2000® Index
Principal at Risk Securities

Investment Overview

Fixed Income Buffered Securities

Principal at Risk Securities

Fixed Income Buffered Securities due May 22, 2025 Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index® and the Russell 2000® Index (the “securities”) provide a minimum payment at maturity of only 15% of the stated principal amount. The securities will pay a fixed quarterly coupon (including at maturity) at the rate specified below. At maturity, if the final index value of each of the NASDAQ-100 Index® and the Russell 2000® Index, which we refer to as the underlying indices, is greater than or equal to 85% of its respective initial index value, meaning that neither of the underlying indices has declined by an amount greater than the buffer amount of 15%, investors will receive the stated principal amount of the securities. However, if the final index value of either of the underlying indices is less than 85% of its respective initial index value, meaning that either of the underlying indices has declined by an amount greater than the buffer amount of 15%, investors will lose 1% of the principal amount for every 1% decline in the final index value of the worst performing underlying index from its initial index value beyond the buffer amount of 15%. Under these circumstances, the payment at maturity will be less, and possibly significantly less, than the stated principal amount of the securities, subject to the minimum payment at maturity of 15% of the stated principal amount. Investors will not participate in any appreciation of either underlying index. Additionally, investors in the securities may lose up to 85% of the stated principal amount of the securities.

Maturity:	Approximately 2 years
Quarterly coupon:	A fixed quarterly coupon at an annual rate of at least 7.90% (corresponding to approximately $19.75 per quarter per security, to be determined on the pricing date) is paid on each coupon payment date.
Payment at maturity:

At maturity, in addition to the final quarterly coupon, investors will receive a payment at maturity determined as follows:

If the final index value of each of the underlying indices is greater than or equal to 85% of its respective initial index value, meaning that the final index value of neither of the underlying indices has decreased by an amount greater than the buffer amount of 15% from its respective initial index value:

the stated principal amount of $1,000 per security

If the final index value of either of the underlying indices is less than 85% of its respective initial index value, meaning that the final index value of either of the underlying indices has decreased by an amount greater than the buffer amount of 15% from its respective initial index value:

$1,000 + [$1,000 × (underlying index percent change of the worst performing underlying index + 15%)]

Under these circumstances, the payment at maturity will be less, and possibly significantly less, than the stated principal amount of the securities. However, under no circumstances will the securities pay less than $150 per security at maturity.

We are using this preliminary pricing supplement to solicit from you an offer to purchase the securities. You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the relevant agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any material changes to the terms of the securities, we will notify you.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $987.10, or within $25.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying indices. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying indices, instruments based on the underlying

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Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 22, 2025
Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index® and the Russell 2000® Index
Principal at Risk Securities

indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the quarterly coupon rate, the buffer amount and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

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Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 22, 2025
Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index® and the Russell 2000® Index
Principal at Risk Securities

Key Investment Rationale

The securities provide a minimum payment at maturity of only 15% of the stated principal amount and will pay a fixed quarterly coupon (including at maturity) at the rate specified herein. These securities are for investors who are willing to risk their principal based on the performance of the worst performing underlying index, and who are willing to forgo the opportunity to participate in any appreciation of the underlying indices in exchange for the opportunity to earn interest. The following scenarios are for illustrative purposes only to demonstrate how the payment at maturity is calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, investors in the securities may lose up to 85% of the stated principal amount of the securities.

Quarterly coupon:

The securities will pay a fixed quarterly coupon at an annual rate of at least 7.90% (corresponding to approximately $19.75 per quarter per security, to be determined on the pricing date) on each coupon payment date.

Scenario 1: Investors receive principal back at maturity.

At maturity, each of the underlying indices closes at or above 85% of its initial index value, and investors receive, in addition to the final quarterly coupon payment, the stated principal amount. Investors will not participate in any appreciation of the underlying indices, and the return on the securities will be limited to the quarterly coupons that are paid on the securities.

Scenario 2: Investors suffer a loss of principal at maturity.

At maturity, one or both of the underlying indices have decreased by more than the buffer amount of 15% from the respective initial index value(s). In this scenario, investors will receive the final quarterly coupon payment, but will lose 1% of principal for every 1% decline in the final index value of the worst performing underlying index from its initial index value beyond the buffer amount of 15%. The payment at maturity will be less, and possibly significantly less, than the stated principal amount. Investors may lose up to 85% of their investment in the securities.

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Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 22, 2025
Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index® and the Russell 2000® Index
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity. The following examples are for illustrative purposes only. You will receive a fixed quarterly coupon (including at maturity) at a rate of at least 7.90% per annum (to be determined on the pricing date) regardless of the performance of the underlying indices. The amount you will receive at maturity will be determined by reference to the final index value of each of the underlying indices on the determination date. The actual initial index value for each of the underlying indices will be determined on the pricing date. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Quarterly Coupon:	A fixed quarterly coupon at an annual rate of 7.90% (corresponding to approximately $19.75 per quarter per security) is paid on the coupon payment dates.*
Payment at Maturity:

If the final index value of each of the underlying indices is greater than or equal to 85% of its respective initial index value, meaning that the final index value of neither of the underlying indices has decreased by an amount greater than the buffer amount of 15% from its respective initial index value:

the stated principal amount of $1,000 per security

If the final index value of either of the underlying indices is less than 85% of its respective initial index value, meaning that the final index value of either of the underlying indices has decreased by an amount greater than the buffer amount of 15% from its respective initial index value:

$1,000 + [$1,000 × (underlying index percent change of the worst performing underlying index + 15%)]

Stated Principal Amount:	$1,000
Hypothetical Initial Index Value:	With respect to the NDX Index: 13,000 With respect to the RTY Index: 2,000
Buffer Amount:	With respect to each of the underlying indices, 15%
Minimum Payment at Maturity:	$150 per security

* The actual quarterly coupon will be an amount determined by the calculation agent based on the actual quarterly coupon rate and the number of days in the applicable payment period, calculated on a 30/360 day-count basis.

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Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 22, 2025
Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index® and the Russell 2000® Index
Principal at Risk Securities

How to calculate the payment at maturity:

	Final Index Value		Underlying Index Percent Change		Payment at Maturity (in addition to the final quarterly coupon payment)
	NDX Index	RTY Index	NDX Index	RTY Index
Example 1:	14,625 (at or above 85% of the initial index value)	2,200 (at or above 85% of the initial index value)	N/A	N/A	$1,000 (the stated principal amount)
Example 2:	9,100 (below 85% of the initial index value)	1,800 (at or above 85% of the initial index value)	(9,100 – 13,000) / 13,000 = -30%	N/A	$850, calculated as follows: $1,000 + [$1,000 × (underlying index percent change of the worst performing underlying index + 15%)] = $1,000 + [$1,000 × (-30% + 15%)] = $1,000 + ($1,000 × -15%) = $850
Example 3:	11,375 (at or above 85% of the initial index value)	1,600 (below 85% of the initial index value)	N/A	(1,600 – 2,000) / 2,000 = -20%	$950, calculated as follows: = $1,000 + [$1,000 × (-20% + 15%)] = $1,000 + ($1,000 × -5%) = $950
Example 4:	5,200 (below 85% of the initial index value)	400 (below 85% of the initial index value)	(5,200 – 13,000) / 13,000 = -60%	(400 – 2,000) / 2,000 = -80%	$350, calculated as follows: = $1,000 + [$1,000 × (-80% + 15%)] = $1,000 + ($1,000 × -65%) = $350
Example 5:	4,550 (below 85% of the initial index value)	1,500 (below 85% of the initial index value)	(4,550 – 13,000) / 13,000 = -65%	(1,500 – 2,000) / 2,000 = -25%	$500, calculated as follows: = $1,000 + [$1,000 × (-65% + 15%)] = $1,000 + ($1,000 × -50%) = $500

In example 1, the final index values of both the NDX Index and the RTY Index are at or above 85% of their respective initial index values. Therefore, investors receive at maturity the stated principal amount of the securities and the final quarterly coupon. However, investors do not participate in the appreciation of either underlying index.

In examples 2 and 3, the final index value of one of the underlying indices is at or above 85% of its respective initial index value but the final index value of the other underlying index is below 85% of its respective initial index value. Therefore, at maturity, investors receive the final quarterly coupon, but will lose 1% of principal for every 1% decline in the final index value of the worst performing underlying index from its initial index value beyond the buffer amount of 15%.

Similarly, in examples 4 and 5, the final index value of each of the underlying indices is below 85% of its respective initial index value. Therefore, at maturity, investors receive the final quarterly coupon, but will lose 1% of principal for every 1% decline in the final index value of the worst performing underlying index from its initial index value beyond the buffer amount of 15%.

In example 4, the NDX Index has declined 60% from its initial index value to its final index value, while the RTY Index has declined 80% from the respective initial index value to the respective final index value. Therefore, investors receive the final quarterly coupon and a payment at maturity calculated based on the underlying index percent change of the RTY Index, the worst performing underlying index in this example. Investors will lose 1% of principal for every 1% decline in the final index value of the RTY Index from the respective initial index value beyond the buffer amount of 15%.

In example 5, the NDX Index has declined 65% from its initial index value to its final index value, while the RTY Index has declined 25% from the respective initial index value to the respective final index value. Therefore, investors receive the final quarterly coupon and a payment at maturity calculated based on the underlying index percent change of the NDX Index, the worst performing underlying index in this example. Investors will lose 1% of principal for every 1% decline in the final index value of the NDX Index from its initial index value beyond the buffer amount of 15%.

If the final index value of EITHER of the underlying indices has declined from its initial index value by an amount greater than the buffer amount, your payment at maturity will be less, and possibly significantly less, than the stated principal amount, subject to the minimum payment at maturity of only 15% of the stated principal amount.

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Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 22, 2025
Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index® and the Russell 2000® Index
Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities provide a minimum payment at maturity of only 15% of your principal. The terms of the securities differ from those of ordinary debt securities in that the securities provide a minimum payment at maturity of only 15% the stated principal amount at maturity. If the final index value of either of the underlying indices is less than 85% of its respective initial index value, meaning the final index value of either of the underlying indices has decreased by more than the buffer amount of 15% from its respective initial index value, you will lose 1% of your principal for every 1% decline in the final index value of the worst performing underlying index from its initial index value beyond the buffer amount of 15%. You could lose up to 85% of the stated principal amount of the securities.

￭Investors will not participate in any appreciation of either of the underlying indices. Investors will not participate in any appreciation of either of the underlying indices, and the return on the securities will be limited to the fixed quarterly coupons paid during the term of the securities.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity or on any coupon payment date, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the levels of the underlying indices on any day will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlying indices and the stocks constituting the NDX Index and the RTY Index,

odividend rates on the stocks constituting the NDX Index and the RTY Index,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying indices or equity markets generally and which may affect the levels of the underlying indices, othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments, and

oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if the level of either of the underlying indices has closed near or below 85% of its respective initial index value, the market value of

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Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 22, 2025
Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index® and the Russell 2000® Index
Principal at Risk Securities

the securities is expected to decrease substantially and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of either of the underlying indices based on its historical performance. The final index value of one or both of the underlying indices may be less than 85% of the respective initial index value(s), resulting in a loss of 1% of principal for every 1% decline in the final index value of the worst performing underlying index from its initial index value beyond the buffer amount of 15%. There can be no assurance that the final index values of both of the underlying indices will be equal to or greater than 85% of their respective initial index values on the determination date so that you do not suffer a loss on your initial investment in the securities. See “NASDAQ-100 Index® Overview” and “Russell 2000® Index Overview” below.

￭Not equivalent to investing in either underlying index. Investing in the securities is not equivalent to investing in either underlying index or the component stocks of either underlying index. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute either underlying index.

￭The amount payable on the securities is not linked to the values of the underlying indices at any time other than the determination date. The final index value of each underlying index will be based on the index closing value of such underlying index on the determination date, subject to adjustment for non-index business days and certain market disruption events. Even if both underlying indices appreciate prior to the determination date but then drop by the determination date, the payment at maturity may be less, and may be significantly less, than it would have been had the payment at maturity been linked to the values of the underlying indices prior to such drop. Although the actual values of the underlying indices on the stated maturity date or at other times during the term of the securities may be higher than their respective final index values, the payment at maturity will be based solely on the index closing values on the determination date.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 3-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they

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Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 22, 2025
Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index® and the Russell 2000® Index
Principal at Risk Securities

attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the securities (and possibly to other instruments linked to the underlying indices or their component stocks), including trading in the stocks that constitute the underlying indices as well as in other instruments related to the underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the determination date approaches. Some of our affiliates also trade the underlying indices and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could increase the initial index value of either of the underlying indices, and, therefore, could increase the level at or above which such underlying index must close on the determination date so that you do not suffer a loss on your investment at maturity (depending also on the performance of the other underlying index). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of either of the underlying indices on the determination date, and, accordingly, the payout to you at maturity (depending also on the performance of the other underlying index).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial index values, the final index values, the payment at maturity, and whether a market disruption event has occurred. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor index, or calculation of the final index value in the event of a market disruption event or discontinuance of an underlying index. These potentially subjective determinations may affect the payout to you at maturity. For further information regarding these types of determinations, see “Additional Terms of the Securities—Additional Terms—Calculation agent,” “—Market disruption event,” “—Postponement of the determination date,” “—Discontinuance of an underlying index; alteration of method of calculation,” and “—Alternate exchange calculation in case of an event of default” below. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information―Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a unit consisting of (i) a Put Right (as defined below under “Additional Information―Tax considerations”) written by you to us that, if exercised, requires you to pay to us an amount equal to the Deposit (as defined below under “Additional Information―Tax considerations”), in exchange for a cash amount based on the performance of the worst performing underlying index, and (ii) a Deposit with us of a fixed amount of cash to secure your obligation under the Put Right. Alternative U.S. federal income tax treatments of the securities are possible, and if the Internal Revenue Service (the “IRS”) were successful in asserting such an alternative tax treatment for the securities the timing and the character of income on the securities might differ significantly from the tax treatment described herein. For example, there is a substantial risk that the IRS could seek to treat the securities as debt instruments subject to Treasury regulations governing contingent payment debt instruments. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss (including whether the entire coupon on the securities should be required to be included currently as ordinary income) and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax.

May 2023  Page 10

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 22, 2025
Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index® and the Russell 2000® Index
Principal at Risk Securities

Non-U.S. Holders should note that we currently do not intend to withhold on any payments made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with certification necessary to establish an exemption from withholding and to the discussion under “Additional Information―Tax considerations—FATCA”). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the securities to Non-U.S. Holders and will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the IRS notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Indices

￭You are exposed to the price risk of each of the underlying indices. Your return on the securities is not linked to a basket consisting of both underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlying indices. Poor performance by either of the underlying indices over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying index. If the final index value of either of the underlying indices is less than 85% of its respective initial index value, investors will lose 1% of principal for every 1% decline in the final index value of the worst performing underlying index from its initial index value beyond the buffer amount of 15%, even if the other underlying index has appreciated or has not declined as much. Under this scenario, the value of any such payment will be less, and possibly significantly less, than the stated principal amount. Accordingly, your investment is subject to the price risk of each of the underlying indices.

￭Because the securities are linked to the performance of the worst performing underlying index, you are exposed to a greater risk of sustaining a loss on your investment than if the securities were linked to just one of the underlying indices. The risk that you will suffer a loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one of the underlying indices. With two underlying indices, it is more likely that the final index value of either of the underlying indices will be less than 85% of its respective initial index value than if the securities were linked to only one of the underlying indices. Therefore, it is more likely that you will suffer a loss on your investment.

￭The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlying indices, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭Adjustments to the underlying indices could adversely affect the value of the securities. The publisher of either underlying index may add, delete or substitute the stocks constituting such underlying index or make other methodological changes that could change the value of such underlying index. The publisher of either underlying index may discontinue or suspend calculation or publication of such underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor index, the payment at maturity on the securities will be an amount based on the closing prices of the securities composing such underlying index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating such underlying index last in effect prior to discontinuance of such underlying index.

May 2023  Page 11

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 22, 2025
Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index® and the Russell 2000® Index
Principal at Risk Securities

NASDAQ-100 Index® Overview

The NASDAQ-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The NASDAQ Stock Market LLC. The NASDAQ-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the NASDAQ-100 Index® equals the aggregate value of the then-current NASDAQ-100 Index® share weights of each of the NASDAQ-100 Index® component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index® component security, multiplied by each such security’s respective last sale price on NASDAQ (which may be the official closing price published by NASDAQ), and divided by a scaling factor, which becomes the basis for the reported NASDAQ-100 Index® value.

Information as of market close on May 5, 2023:

Bloomberg Ticker Symbol:	NDX
Current Index Value:	13,259.13
52 Weeks Ago:	12,850.55
52 Week High (on 8/15/2022):	13,667.18
52 Week Low (on 12/28/2022):	10,679.34

The following table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the NDX Index for each quarter for the period from January 1, 2018 through May 5, 2023. The related graph sets forth the daily closing values of the NDX Index in the same period. The closing value of the NDX Index on May 5, 2023 was 13,259.13. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The NDX Index has at times experienced periods of high volatility, and you should not take the historical values of the NDX Index as an indication of its future performance. No assurance can be given as to the closing level of the NDX Index on the determination date.

NASDAQ-100 Index®	High	Low	Period End
2018
First Quarter	7,131.12	6,306.10	6,581.13
Second Quarter	7,280.71	6,390.84	7,040.80
Third Quarter	7,660.18	7,014.55	7,627.65
Fourth Quarter	7,645.45	5,899.35	6,329.96
2019
First Quarter	7,493.27	6,147.13	7,378.77
Second Quarter	7,845.73	6,978.02	7,671.08
Third Quarter	8,016.95	7,415.69	7,749.45
Fourth Quarter	8,778.31	7,550.79	8,733.07
2020
First Quarter	9,718.73	6,994.29	7,813.50
Second Quarter	10,209.82	7,486.29	10,156.85
Third Quarter	12,420.54	10,279.25	11,418.06
Fourth Quarter	12,888.28	11,052.95	12,888.28
2021
First Quarter	13,807.70	12,299.08	13,091.44
Second Quarter	14,572.75	13,001.63	14,554.80
Third Quarter	15,675.76	14,549.09	14,689.62
Fourth Quarter	16,573.34	14,472.12	16,320.08
2022
First Quarter	16,501.77	13,046.64	14,838.49
Second Quarter	15,159.58	11,127.57	11,503.72
Third Quarter	13,667.18	10,971.22	10,971.22
Fourth Quarter	12,041.89	10,679.34	10,939.76
2023
First Quarter	13,181.35	10,741.22	13,181.35
Second Quarter (through May 5, 2023)	13,259.13	12,725.11	13,259.13

May 2023  Page 12

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 22, 2025
Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index® and the Russell 2000® Index
Principal at Risk Securities

NASDAQ-100 Index® Daily Index Closing Values January 1, 2018 to May 5, 2023

“Nasdaq®,” “NASDAQ-100®” and “NASDAQ-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “NASDAQ-100 Index®” in the accompanying index supplement.

May 2023  Page 13

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 22, 2025
Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index® and the Russell 2000® Index
Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE Russell, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

Information as of market close on May 5, 2023:

Bloomberg Ticker Symbol:	RTY
Current Index Value:	1,759.879
52 Weeks Ago:	1,871.148
52 Week High (on 8/15/2022):	2,021.346
52 Week Low (on 6/16/2022):	1,649.836

The following table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the RTY Index for each quarter for the period from January 1, 2018 through May 5, 2023. The related graph sets forth the daily closing values of the RTY Index in the same period. The closing value of the RTY Index on May 5, 2023 was 1,759.879. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The RTY Index has at times experienced periods of high volatility, and you should not take the historical values of the RTY Index as an indication of its future performance. No assurance can be given as to the closing level of the RTY Index on the determination date.

Russell 2000® Index	High	Low	Period End
2018
First Quarter	1,610.706	1,463.793	1,529.427
Second Quarter	1,706.985	1,492.531	1,643.069
Third Quarter	1,740.753	1,653.132	1,696.571
Fourth Quarter	1,672.992	1,266.925	1,348.559
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter	1,892.839	1,682.403	1,761.246
2023
First Quarter	2,001.221	1,720.291	1,802.484
Second Quarter (through May 5, 2023)	1,802.838	1,718.811	1,759.879

May 2023  Page 14

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 22, 2025
Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index® and the Russell 2000® Index
Principal at Risk Securities

Russell 2000® Index Daily Index Closing Values January 1, 2018 to May 5, 2023

The “Russell 2000® Index” is a trademark of FTSE Russell. For more information, see “Russell 2000® Index” in the accompanying index supplement.

May 2023  Page 15

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 22, 2025
Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index® and the Russell 2000® Index
Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this preliminary pricing supplement.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement, index supplement or prospectus, the terms described herein shall control.
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Underlying index publisher:	With respect to the NDX Index, Nasdaq, Inc., or any successor thereof. With respect to the RTY Index, FTSE Russell, or any successor thereof.
Index closing value:

With respect to the NDX Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the official closing value of such underlying index, or any successor index as defined under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement, published at the regular official weekday close of trading on such index business day by the underlying index publisher for such underlying index, as determined by the calculation agent. In certain circumstances, the index closing value for the NDX Index will be based on the alternate calculation of such underlying index as described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement.

With respect to the RTY Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of such underlying index or any successor index reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the RTY Index will be based on the alternate calculation of such underlying index as described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement. The closing value of the RTY Index reported by Bloomberg Financial Services may be lower or higher than the official closing value of the RTY Index published by the underlying index publisher for such underlying index.

Denominations:	$1,000 per security and integral multiples thereof
Interest period:

The quarterly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Senior security or subordinated security:	Senior
Specified currency:	U.S. dollars
Record date:

One business day prior to the related scheduled coupon payment date; provided that the quarterly coupon payable at maturity will be payable to the person to whom the payment at maturity will be payable.

Trustee:	The Bank of New York Mellon, a New York banking corporation
Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Index business day:

With respect to each underlying index, index business day means a day, as determined by the calculation agent, on which trading is generally conducted on each of the relevant exchange(s) for such underlying index, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

Market disruption event:

With respect to each underlying index, market disruption event means:

(i)   the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of such underlying index (or a successor index) on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), or

(b) a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the value of such underlying index (or a successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange(s) are materially inaccurate, or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for

May 2023  Page 16

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 22, 2025
Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index® and the Russell 2000® Index
Principal at Risk Securities

trading in futures or options contracts or exchange-traded funds related to such underlying index (or a successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii)  a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

 For the purpose of determining whether a market disruption event exists at any time with respect to an underlying index, if trading in a security included in such underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of such underlying index shall be based on a comparison of (x) the portion of the value of such underlying index attributable to that security relative to (y) the overall value of such underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event exists at any time with respect to an underlying index: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on such underlying index by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to such underlying index and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange-traded funds related to such underlying index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Relevant exchange:

With respect to each underlying index or its successor index, the primary exchange(s) or market(s) of trading for (i) any security then included in such index and (ii) any futures or options contracts related to such index or to any security then included in such index.

Postponement of the determination date:

The determination date is subject to postponement due to non-index business days or certain market disruption events, as described in the following paragraph.

If a market disruption event with respect to either underlying index occurs on any scheduled determination date, or if any such determination date is not an index business day with respect to either underlying index, the index closing value solely for such underlying index for such date will be determined on the immediately succeeding index business day on which no market disruption event will have occurred with respect to such affected underlying index; provided that the final index value for either underlying index will not be determined on a date later than the fifth scheduled index business day after the scheduled determination date and if such date is not an index business day, or if there is a market disruption event on such date, the calculation agent will determine the index closing value of such underlying index on such date in accordance with the formula for calculating such underlying index last in effect prior to the commencement of the market disruption event (or prior to the non-index business day), without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension, limitation or non-index business day) on such date of each security most recently constituting such underlying index.

Postponement of coupon payment dates and maturity date:

If any scheduled coupon payment date is not a business day, that quarterly coupon will be paid on the next succeeding business day; provided that the final quarterly coupon will be paid on the maturity date; provided further that if, due to a market disruption event or otherwise, the determination date with respect to either of the underlying indices is postponed so that it falls less than two business days prior to the maturity date, the maturity date will be postponed to the second business day following the determination date as postponed, by which date the closing price or index closing value, as applicable, of each of the underlying indices has been determined. In any of these cases, no adjustment will be made to the quarterly coupon payment made on that postponed date.

Discontinuance of an underlying index; alteration of method of calculation:

If any underlying index publisher discontinues publication of the relevant underlying index and such underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as the “successor index”), then any subsequent index closing value for the discontinued index will be determined by reference to the published value of such successor index at the regular weekday close of trading on any index business day that the index closing value for such underlying

May 2023  Page 17

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 22, 2025
Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index® and the Russell 2000® Index
Principal at Risk Securities

index is to be determined, and, to the extent the index closing value of such successor index differs from the index closing value of the relevant underlying index at the time of such substitution, proportionate adjustments shall be made by the calculation agent to the relevant initial index value.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If any underlying index publisher discontinues publication of the relevant underlying index or a successor index prior to, and such discontinuance is continuing on, the determination date and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the index closing value for such underlying index for such date. The index closing value of such underlying index or such successor index will be computed by the calculation agent in accordance with the formula for and method of calculating such index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently constituting such index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of an underlying index may adversely affect the value of the securities.

If at any time, the method of calculating any underlying index or any successor index, or the value thereof, is changed in a material respect, or if any underlying index or any successor index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the value of such index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the index closing value for such underlying index is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of a stock index comparable to such underlying index or such successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the index closing value with reference to such underlying index or such successor index, as adjusted. Accordingly, if the method of calculating any underlying index or any successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in such underlying index), then the calculation agent will adjust such index in order to arrive at a value of such underlying index or such successor index as if it had not been modified (e.g., as if such split had not occurred).

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the securities will have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

●the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

●the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

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If the maturity of the securities is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

●no quotation of the kind referred to above is obtained, or

●every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the determination date, then the Acceleration Amount will equal the principal amount of the securities.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

●A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

●P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Calculation agent:

The calculation agent for the securities will be MS & Co. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the quarterly coupon and payment at maturity will be made by the calculation agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per stated principal amount will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of the securities will be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will receive on each coupon payment date or at maturity or whether a market disruption event has occurred. See “Market disruption event” and “Discontinuance of an underlying index; alteration of method of calculation” below. MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date

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and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the determination date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as quarterly coupon with respect to the securities on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due with respect to the applicable coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Book entry security or certificated security:

Book entry. The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the depositary and will be registered in the name of a nominee of the depositary. The depositary’s nominee will be the only registered holder of the securities. Your beneficial interest in the securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the depositary. In this preliminary pricing supplement, all references to payments or notices to you will mean payments or notices to the depositary, as the registered holder of the securities, for distribution to participants in accordance with the depositary’s procedures. For more information regarding the depositary and book entry notes, please read “Forms of Securities—The Depositary” and “Forms of Securities—Global Securities” in the accompanying prospectus.

Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of ownership and disposition of the securities. This discussion applies only to initial investors in the securities who:

●purchase the securities at their “issue price,” which will equal the first price at which a substantial amount of the securities is sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S.

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taxing jurisdiction.

General

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security, under current law, for U.S. federal income tax purposes, as a unit consisting of the following:

(i)  a put right (the “Put Right”) written by you to us that, if exercised, requires you to pay us an amount equal to the Deposit (as defined below) in exchange for a cash amount based on the performance of the worst performing underlying index; and

(ii)  a deposit with us of a fixed amount of cash, equal to the issue price, to secure your obligation under the Put Right (the “Deposit”) that pays interest based on our cost of borrowing at the time of issuance (the “Yield on the Deposit”).

Based on the treatment set forth above, a portion of the coupon on the securities will be treated as the Yield on the Deposit, and the remainder will be attributable to the premium on the Put Right (the “Put Premium”). The Yield on the Deposit will be determined by us as of the pricing date and set forth in the applicable pricing supplement.

We will allocate 100% of the issue price of the securities to the Deposit and none to the Put Right. Our allocation of the issue price between the Put Right and the Deposit will be binding on you, unless you timely and explicitly disclose to the Internal Revenue Service (the “IRS”) that your allocation is different from ours. This allocation is not, however, binding on the IRS or a court.

No statutory, judicial or administrative authority directly addresses the treatment of the securities or instruments similar to the securities for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the securities. Significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain, and no assurance can be given that the IRS or a court will agree with the tax treatment described herein. In the opinion of our counsel, Davis Polk & Wardwell LLP, the treatment of the securities described above is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment and the allocation described above.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities and allocation of the issue price as set forth above are respected, the following U.S. federal income tax consequences should result.

Coupon Payments on the Securities. Under the characterization described above under “—General,” only a portion of the coupon payments on the securities will be attributable to the Yield on the Deposit. The remainder of the coupon payments will represent payments attributable to the Put Premium. To the extent attributable to the Yield on the Deposit, coupon payments on the securities should generally be taxable to a U.S. Holder as ordinary interest income at the time accrued or received, in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

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Principal at Risk Securities

The Put Premium will not be taxable to a U.S. Holder upon receipt but will be accounted for as described below.

Tax Basis. Based on our determination set forth above, the U.S. Holder’s initial tax basis in the Deposit will be 100% of the issue price. The determination of gain or loss with respect to the Put Right is described below.

Receipt of Stated Principal Amount in Cash upon Settlement of the Securities. If a U.S. Holder receives the stated principal amount of a security in cash (excluding cash attributable to coupon payments on the security, which would be taxed as described above under “—Coupon Payments on the Securities”), the Put Right will be deemed to have expired unexercised. In such case, the U.S. Holder will not recognize any gain upon the return of the Deposit, but will recognize the total amount of Put Premium received by the U.S. Holder over the term of the securities (including Put Premium received upon settlement) as short-term capital gain at such time.

Receipt of a Cash Amount Based on the Performance of the Worst Performing Underlying Index upon Maturity of the Securities. If a U.S. Holder receives an amount of cash (excluding cash attributable to coupon payments on the securities, which would be taxed as described above under “—Coupon Payments on the Securities”) that is less than the stated principal amount of the securities, the Put Right will be deemed to have been exercised and the U.S. Holder will be deemed to have applied the Deposit toward the cash settlement of the Put Right. In such case, the U.S. Holder will not recognize any gain or loss in respect of the Deposit, but will recognize short-term capital gain or loss in an amount equal to the difference between (i) the amount of cash received by the U.S. Holder at maturity (excluding cash attributable to coupon payments on the securities), plus the total Put Premium received by the U.S. Holder over the term of the securities (including the Put Premium received at maturity) and (ii) the Deposit.

Sale or Exchange of the Securities Prior to Settlement. Upon the sale or exchange of a security, a U.S. Holder will generally recognize long-term capital gain or loss with respect to the Deposit if the U.S. Holder has held the securities for more than one year at the time of such sale or exchange and short-term capital gain or loss otherwise. The U.S. Holder will also generally recognize short-term capital gain or loss with respect to the Put Right. For the purpose of determining such gain or loss, a U.S. Holder should apportion the amount realized on the sale or exchange of a security (excluding any amount attributable to accrued but unpaid Yield on the Deposit, which would be taxed as described under “—Coupon Payments on the Securities”) between the Deposit and the Put Right based on their respective values on the date of such sale or exchange. The amount of capital gain or loss on the Deposit will equal the amount realized that is attributable to the Deposit, less the U.S. Holder’s adjusted tax basis in the Deposit. The amount realized that is attributable to the Put Right, together with the total Put Premium received by the U.S. Holder over the term of the security, will be treated as short-term capital gain.

If the value of the Deposit on the date of such sale or exchange exceeds the total amount realized on the sale or exchange of the security, the U.S. Holder will be treated as having (i) sold or exchanged the Deposit for an amount equal to its value on that date and (ii) made a payment (the “Put Right Assumption Payment”) to the purchaser of the security equal to the amount of such excess, in exchange for the purchaser’s assumption of the U.S. Holder’s rights and obligations under the Put Right. In such a case, the U.S. Holder will recognize short-term capital gain or loss in respect of the Put Right in an amount equal to the total Put Premium received by the U.S. Holder over the term of the security, less the amount of the Put Right Assumption Payment deemed to be made by the U.S. Holder.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper characterization of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, there is a substantial risk that the IRS could seek to treat a security or the Deposit as a debt instrument subject to Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).

If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities or to the Deposit, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue interest income as original issue discount, subject to adjustments, at a “comparable yield” based on our cost of borrowing. Furthermore, if the securities or Deposit were treated as contingent payment debt instruments, any gain realized with respect to the securities or the Deposit would generally be treated as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than

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Principal at Risk Securities

the risk of recharacterization for comparable financial instruments that do not have such features.

Even if the Contingent Debt Regulations do not apply to the securities, other alternative U.S. federal income tax characterizations or treatments of the securities are also possible, which if applied could significantly affect the timing and character of the income or loss with respect to the securities. It is possible, for example, that a security could be treated as constituting an “open transaction” with the result that the coupon payments on the securities might not be accounted for separately as giving rise to income to U.S. Holders until the sale, exchange or settlement of the securities. Alternatively, the entire coupon on the securities could be required to be included in income by a U.S. Holder at the time received or accrued. Other alternative characterizations are also possible. Accordingly, prospective purchasers should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for U.S. Holders of the securities is the character and timing of income or loss realized with respect to these instruments (including whether the Put Premium might be required to be included currently as ordinary income). Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign trust or estate.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

General

Assuming the treatment of the securities as set forth above is respected and subject to the discussions below regarding the potential application of Section 871(m) of the Code and FATCA, payments with respect to a security, and gain realized on the sale, exchange or other disposition of such security, should not be subject to U.S. federal income or withholding tax under current law, provided that:

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Principal at Risk Securities

●the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

●the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

●the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

●the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a security (or a financial institution holding a security on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN (or other appropriate form), on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

Possible Alternative Tax Treatments of an Investment in the Securities

As described above under “—Tax Consequences to U.S. Holders—Possible Alternative Tax Treatments of an Investment in the Securities,” the IRS may seek to apply a different characterization and tax treatment from the treatment described herein. While the U.S. federal income and withholding tax consequences to a Non-U.S. Holder of ownership and disposition of a security under current law should generally be the same as those described immediately above, it is possible that a Non-U.S. Holder could be subject to withholding tax under certain recharacterizations of the securities.

Moreover, among the issues addressed in the IRS notice described in “—Tax Consequences to U.S. Holders” is the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax. It is possible that any Treasury regulations or other guidance issued after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the securities, possibly with retroactive effect. Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of the notice discussed above. Prospective investors should note that we currently do not intend to withhold on any of the payments made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above and to the discussion below regarding FATCA). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we (or any financial intermediary) may decide to withhold on payments made with respect to the securities to Non-U.S. Holders and we will not be required to pay any additional amounts with respect to amounts withheld.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with

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respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. Compliance with the certification procedures described under “—General—Certification Requirement” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as interest or other FDAP income). While the treatment of the securities is unclear, you should assume that the yield on the Deposit will be subject to the FATCA rules. It is also possible in light of this uncertainty that an applicable withholding agent will treat the entire amount of the coupon payments as being subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds we receive from the sale of the securities will be used for general corporate purposes. We will receive, in aggregate, $1,000 per security issued. The costs of the securities borne by you and described beginning on page 3 above comprise the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in stocks constituting the underlying indices and in futures and/or options contracts on the underlying indices or component stocks listed on major securities markets. Such purchase activities could increase the initial index value of any underlying index, and, therefore, could increase the level at or above which such underlying index must close on the determination date so that you do not suffer a loss on your investment at maturity (depending also on the performance of the other underlying index). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the determination date, by purchasing and selling the stocks constituting the underlying indices, futures or options contracts on the underlying indices or their respective component stocks listed on major securities markets or by taking positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the determination date approaches. We cannot give any assurance that our hedging activities will not affect the values of the underlying indices, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

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Fixed Income Buffered Securities due May 22, 2025
Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index® and the Russell 2000® Index
Principal at Risk Securities

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the quarterly coupon rate, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Overview” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities, for its own account. The agent must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, the securities or the securities underlying the EAFE Index in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. The agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the agent has entered into a hedging transaction with us in connection with this offering of securities. See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” above.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement and index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the prospectus supplement and the index supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Prospectus Supplement dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this preliminary pricing supplement are defined in the prospectus supplement, in the index supplement or in the prospectus.

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